EXHIBIT 99.1

PRA Group Reports Third Quarter 2017 Results

NORFOLK, Va., Nov. 08, 2017 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2017.  The company reported net income of $15.6 million in the third quarter, compared with $34.3 million in the prior year period. Diluted earnings per share were $0.34 versus $0.74 in the third quarter of 2016.

Third Quarter Business Highlights

  Increased cash collections 3% compared with the third quarter of 2016.
     ·   Europe Core cash collections increased 7%.
     ·   Global Insolvency collections increased 2%, U.S. Insolvency collections increased 2% versus the prior year quarter and 14% sequentially.
     ·   Americas Core cash collections increased 1%.
  Investment in portfolios increased 31% versus the prior year quarter, with a year-to-date total of $734.4 million.
  The total number of collectors remained constant with last quarter since the Company was at capacity in the current call centers.  However, the Company has announced two new call centers in Henderson, Nevada and Burlington, North Carolina, as well as expansions at existing sites in Virginia.  This will add capacity for almost 1,000 new collectors and will be utilized to service the growth in purchases of nonperforming loans the Company is expecting.

Third Quarter Financial Highlights

  Investment in portfolios of $210.9 million versus $161.3 million in the prior year quarter.
  Estimated remaining collections of $5.4 billion which increased $174 million from the prior year quarter and $100 million sequentially.
  Cash collections of $381.8 million versus $371.7 million in the prior year quarter.
  Net finance receivable revenue of $197.2 million versus $202.6 million in the prior year quarter.
  Income from operations of $54.3 million versus $67.5 million in the prior year quarter.
  Net income of $15.6 million versus $34.3 million in the prior year quarter.

“PRA continues to deliver from an operational perspective in both Europe and the Americas and cash collections increased 3% from the same period last year.  In Europe, we have seen additional improvement in cash collections from operational enhancements including investment in the legal channel and improved scoring,” said Kevin Stevenson, president and chief executive officer of PRA Group, Inc.  “In the U.S., we will be hosting training classes this month in our two new sites and remain optimistic about portfolio supply.  We have been investing to prepare for anticipated growth especially in the U.S. and want to make sure we are in the best position possible to help sellers globally with their nonperforming loans.”

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2017			2016
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$212,756	$217,020	$226,906	$193,360	$210,524
Americas-Insolvency	60,436	53,163	49,813	52,988	60,429
Europe-Core	102,681	99,121	98,081	97,429	96,028
Europe-Insolvency	5,961	5,371	5,030	4,974	4,719
Total Cash Collections	$381,834	$374,675	$379,830	$348,751	$371,700

Cash Collection Source -
Constant Currency Adjusted	2017				2016
($ in thousands)	Q3				Q3
Americas-Core	$212,756				$211,188
Americas-Insolvency	60,436				60,578
Europe-Core	102,681				99,125
Europe-Insolvency	5,961				4,840
Total Cash Collections	$381,834				$375,731

  Cash collections in the quarter increased 3% versus the prior year quarter. This marks the first quarter in three and a half years that Americas Insolvency cash collections have grown year over year.  U.S. call center cash collections increased 7% primarily due to hiring additional collectors and portfolio acquisitions.
  Net finance receivable revenue was lower than the prior year quarter due in large part to the attrition of higher yielding Insolvency portfolios.  This was partially offset by significant portfolio investment thus far in the year and yield increases on certain pools.
  The reduction in fee income is primarily the result of the sale of two of three fee based subsidiaries earlier in the year.

Expenses

  Operating expenses decreased from the previous year largely due to decreased legal collection expense and agency fees.  The decline in legal collection expense resulted primarily from fewer accounts in the legal channel during the quarter.  The decline in agency fees is primarily the result of the sale of PRA Location Services.
  The Company recorded $5.3 million in pre-tax, noncash interest expense and amortization of issuance costs, a $1.0 million gain on interest rate swap agreements, and $1.0 million in amortization of intangible assets.
  The year to date effective tax rate was 39.7% compared with 32.2% for the full year 2016.  Changes in the effective tax rate were primarily driven by changes in the proportion of income recognized in the U.S. versus other countries.

Portfolio Acquisitions

  PRA Group invested $210.9 million in new finance receivables in the third quarter.
  The Company has in place forward flow commitments for the purchase of nonperforming loans over the next twelve months with a maximum purchase price of $413.6 million.

Portfolio Purchase Source	2017			2016
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$115,572	$144,871	$115,166	$91,800	$95,452
Americas-Insolvency	73,497	100,040	67,123	20,929	16,760
Europe-Core	14,695	42,876	39,505	80,129	34,240
Europe-Insolvency	7,146	7,860	6,020	6,943	14,803
Total Portfolio Purchasing	$210,910	$295,647	$227,814	$199,801	$161,255

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts.  To listen to a webcast of the call and view the accompanying slides, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 2387408.  To listen to a replay of the call until November 15, 2017, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 2387408.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With more than 4,500 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Income recognized on finance receivables, net	$197,248	$202,639	$582,626	$613,154
Fee income	2,671	17,597	18,873	56,210
Other revenue	1,091	1,748	6,401	5,958
Total revenues	201,010	221,984	607,900	675,322

Operating expenses:
Compensation and employee services	68,541	65,898	203,780	197,456
Legal collection expenses	27,626	33,447	90,556	97,476
Agency fees	7,599	12,034	27,653	34,227
Outside fees and services	15,631	14,731	46,977	46,415
Communication	8,713	7,814	25,104	26,119
Rent and occupancy	3,668	3,875	10,838	11,709
Depreciation and amortization	4,841	6,184	15,097	18,339
Other operating expenses	10,140	10,513	32,071	32,443
Total operating expenses	146,759	154,496	452,076	464,184
Income from operations	54,251	67,488	155,824	211,138

Other income and (expense):
Gain on sale of subsidiaries	307	-	48,474	-
Interest expense, net	(25,899)	(19,310)	(69,662)	(59,838)
Foreign exchange (loss)/gain	(1,084)	5,004	(1,421)	5,183
Income before income taxes	27,575	53,182	133,215	156,483

Provision for income taxes	10,682	16,664	52,857	50,244
Net income	$16,893	$36,518	$80,358	$106,239
Adjustment for net income attributable to noncontrolling interests	1,338	2,212	4,963	3,494
Net income attributable to PRA Group, Inc.	$15,555	$34,306	$75,395	$102,745

Net income per common share attributable to PRA Group, Inc.:
Basic	$0.34	$0.74	$1.64	$2.22
Diluted	$0.34	$0.74	$1.64	$2.21

Weighted average number of shares outstanding:
Basic	45,168	46,343	45,838	46,307
Diluted	45,286	46,434	45,991	46,403

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands)
	(unaudited)
	September 30,	December 31,
ASSETS	2017	2016

Cash and cash equivalents	$113,754	$94,287
Investments	75,512	68,543
Finance receivables, net	2,577,831	2,307,969
Other receivables, net	10,919	11,650
Income taxes receivable	3,877	9,427
Net deferred tax asset	41,183	28,482
Property and equipment, net	36,428	38,744
Goodwill	538,337	499,911
Intangible assets, net	25,527	27,935
Other assets	37,409	33,808
Assets held for sale	-	43,243

Total assets	$3,460,777	$3,163,999

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$3,605	$2,459
Accrued expenses	82,445	82,699
Income taxes payable	4,069	19,631
Net deferred tax liability	237,044	258,344
Interest-bearing deposits	96,395	76,113
Borrowings	1,963,504	1,784,101
Other liabilities	1,213	10,821
Liabilities held for sale	-	4,220

Total liabilities	2,388,275	2,238,388

Redeemable noncontrolling interest	8,620	8,448

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,169 shares issued and outstanding at September 30, 2017; 100,000 shares authorized,
46,356 shares issued and outstanding at December 31, 2016	452	464
Additional paid-in capital	52,049	66,414
Retained earnings	1,124,762	1,049,367
Accumulated other comprehensive loss	(166,397)	(251,944)
Total stockholders' equity - PRA Group, Inc.	1,010,866	864,301
Noncontrolling interest	53,016	52,862
Total equity	1,063,882	917,163
Total liabilities and equity	$3,460,777	$3,163,999

Select Expenses (Income)
(in thousands)	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
CFPB expenses including penalty and redress	$-	$-	$-	$-	$20	$21	$52
Acquisition/divestiture-related expenses	-	-	2,100	458	216	557	1,034
Legal costs not associated with normal operations	218	2,615	1,024	3,741	1,511	1,623	435
Noncash interest expense - amortization of debt discount	2,796	1,809	1,155	1,136	1,127	1,109	1,100
Noncash interest expense - amortization of debt issuance costs	2,505	2,635	1,928	1,929	1,647	2,277	2,263
Interest rate swap agreements	(1,025)	(1,578)	158	(1,064)	(669)	1,399	1,557
Amortization of intangibles	1,037	869	1,410	929	1,661	1,808	1,775
Stock-based compensation expense	2,218	1,846	2,199	(3,330)	3,332	2,699	3,437

Purchase Price Multiples
as of September 30, 2017
Amounts in thousands

Purchase Period	Purchase Price (1)(3)	Net Finance Receivables (4)	ERC- Historical Period Exchange Rates (5)	Total Estimated Collections (6)	ERC-Current Period Exchange Rates (7)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (2)
Americas-Core
1996-2006	$458,635	$2,948	$16,991	$1,605,551	$16,991	350%	246%
2007	179,826	4,862	20,426	442,487	20,426	246%	227%
2008	166,444	5,088	16,869	374,936	16,869	225%	220%
2009	125,156	1,089	35,328	461,678	35,328	369%	252%
2010	148,210	4,720	55,421	539,054	55,421	364%	247%
2011	209,654	14,337	77,717	723,855	77,717	345%	245%
2012	254,447	28,508	112,688	678,461	112,688	267%	226%
2013	391,612	82,257	244,721	971,832	244,721	248%	211%
2014	405,910	133,709	366,519	980,208	363,541	241%	204%
2015	445,198	209,558	460,239	951,890	463,015	214%	205%
2016	456,426	309,426	632,022	964,260	639,433	211%	201%
2017	377,203	356,961	668,675	728,881	668,889	193%	193%
Subtotal	3,618,721	1,153,463	2,707,616	9,423,093	2,715,039
Americas-Insolvency
1996-2006	54,396	—	404	91,147	404	168%	145%
2007	78,524	79	305	106,067	305	135%	150%
2008	108,578	469	979	168,971	979	156%	163%
2009	155,996	—	3,604	471,952	3,604	303%	214%
2010	208,963	—	5,017	548,234	5,017	262%	184%
2011	180,479	—	508	366,720	508	203%	155%
2012	251,471	—	4,504	386,491	4,504	154%	136%
2013	227,999	13,703	29,349	347,301	29,349	152%	133%
2014	148,769	33,306	49,021	210,471	48,975	141%	124%
2015	63,223	36,365	45,053	81,445	45,053	129%	125%
2016	92,486	57,870	69,697	112,436	70,216	122%	123%
2017	236,201	215,968	269,794	294,724	269,795	125%	125%
Subtotal	1,807,085	357,760	478,235	3,185,959	478,709
Total Americas	5,425,806	1,511,223	3,185,851	12,609,052	3,193,748
Europe-Core
2012	20,451	—	2,388	37,126	1,966	182%	187%
2013	20,365	668	1,596	22,933	1,290	113%	119%
2014	797,808	349,722	1,112,324	2,072,020	1,003,317	260%	208%
2015	423,412	255,365	497,625	720,188	468,229	170%	160%
2016	348,867	302,569	488,745	587,387	516,385	168%	167%
2017	97,295	94,865	140,656	150,084	147,488	154%	154%
Subtotal	1,708,198	1,003,189	2,243,334	3,589,738	2,138,675
Europe-Insolvency
2014	10,876	2,529	6,608	18,393	6,223	169%	129%
2015	19,418	8,994	16,654	28,872	15,044	149%	139%
2016	42,222	30,030	41,601	57,791	42,764	137%	130%
2017	21,402	21,866	26,793	27,142	27,643	127%	127%
Subtotal	93,918	63,419	91,656	132,198	91,674
Total Europe	1,802,116	1,066,608	2,334,990	3,721,936	2,230,349
Total PRA Group	$7,227,922	$2,577,831	$5,520,841	$16,330,988	$5,424,097

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.
(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(4) For our international amounts, Net Finance Receivables are presented at the September 30, 2017 exchange rate.
(5) For our international amounts, ERC-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our international amounts, TEC is presented at the period-end exchange rate for the respective quarter of purchase.
(7) For our international amounts, ERC-Current Period Exchange Rates is presented at the September 30, 2017 exchange rate.

Portfolio Financial Information
Year-to-date as of September 30, 2017
Amounts in thousands

Purchase Period	Purchase Price (1)(3)	Cash Collections (2)	Gross Revenue (2)	Amortization (2)	Allowance (2)	Net Revenue (2)	Net Finance Receivables as of September 30, 2017 (4)
Americas-Core
1996-2006	$458,635	$6,116	$4,608	$1,508	$—	$4,608	$2,948
2007	179,826	4,539	2,997	1,542	330	2,667	4,862
2008	166,444	4,757	2,647	2,110	145	2,502	5,088
2009	125,156	8,724	7,000	1,724	200	6,800	1,089
2010	148,210	12,546	8,813	3,733	—	8,813	4,720
2011	209,654	25,782	20,386	5,396	285	20,101	14,337
2012	254,447	31,838	20,292	11,546	—	20,292	28,508
2013	391,612	62,833	43,993	18,840	1,605	42,388	82,257
2014	405,910	90,971	61,881	29,090	1,114	60,767	133,709
2015	445,198	148,469	73,109	75,360	814	72,295	209,558
2016	456,426	199,942	107,138	92,804	288	106,850	309,426
2017	377,203	60,165	39,831	20,334	—	39,831	356,961
Subtotal	3,618,721	656,682	392,695	263,987	4,781	387,914	1,153,463
Americas-Insolvency
1996-2006	54,396	113	113	—	—	113	—
2007	78,524	148	77	71	—	77	79
2008	108,578	251	105	146	100	5	469
2009	155,996	1,284	1,284	—	—	1,284	—
2010	208,963	1,966	1,913	53	20	1,893	—
2011	180,479	3,135	3,135	—	—	3,135	—
2012	251,471	26,053	16,825	9,228	—	16,825	—
2013	227,999	37,763	10,210	27,553	—	10,210	13,703
2014	148,769	28,976	7,818	21,158	(12)	7,830	33,306
2015	63,223	15,106	3,141	11,965	—	3,141	36,365
2016	92,486	23,686	4,679	19,007	1,030	3,649	57,870
2017	236,201	24,931	4,697	20,234	—	4,697	215,968
Subtotal	1,807,085	163,412	53,997	109,415	1,138	52,859	357,760
Total Americas	5,425,806	820,094	446,692	373,402	5,919	440,773	1,511,223
Europe-Core
2012	20,451	1,501	1,501	—	—	1,501	—
2013	20,365	911	627	284	62	565	668
2014	797,808	165,299	91,086	74,213	1,070	90,016	349,722
2015	423,412	64,096	24,264	39,832	1,387	22,877	255,365
2016	348,867	58,373	20,856	37,517	840	20,016	302,569
2017	97,295	9,703	2,877	6,826	—	2,877	94,865
Subtotal	1,708,198	299,883	141,211	158,672	3,359	137,852	1,003,189
Europe-Insolvency
2014	10,876	2,464	1,117	1,347	—	1,117	2,529
2015	19,418	3,875	1,014	2,861	134	880	8,994
2016	42,222	9,669	1,859	7,810	—	1,859	30,030
2017	21,402	354	145	209	—	145	21,866
Subtotal	93,918	16,362	4,135	12,227	134	4,001	63,419
Total Europe	1,802,116	316,245	145,346	170,899	3,493	141,853	1,066,608
Total PRA Group	$7,227,922	$1,136,339	$592,038	$544,301	$9,412	$582,626	$2,577,831

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Cash Collections are presented using the average exchange rates during the current reporting period.
(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(4) For our international amounts, Net Finance Receivables are presented at the September 30, 2017 exchange rate.

Cash Collections by Year, By Year of Purchase (2)
as of September 30, 2017
Amounts in thousands

Purchase Period	Purchase Price (1)(3)	Cash Collections
		1996-2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Total
Americas-Core
1996-2006	$458,635	$861,003	$195,738	$135,589	$99,674	$77,459	$64,555	$49,820	$35,711	$25,488	$18,293	$11,862	$6,116	$1,581,308
2007	179,826	—	39,412	87,039	69,175	60,230	50,996	39,585	28,244	19,759	14,198	8,883	4,539	422,060
2008	166,444	—	—	47,253	72,080	62,363	53,654	42,850	31,307	21,027	13,786	8,989	4,757	358,066
2009	125,156	—	—	—	40,703	95,627	84,339	69,385	51,121	35,555	24,896	16,000	8,724	426,350
2010	148,210	—	—	—	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	12,546	483,634
2011	209,654	—	—	—	—	—	61,971	174,461	152,908	108,513	73,793	48,711	25,782	646,139
2012	254,447	—	—	—	—	—	—	56,901	173,589	146,198	97,267	59,981	31,838	565,774
2013	391,612	—	—	—	—	—	—	—	101,614	247,849	194,026	120,789	62,833	727,111
2014	405,910	—	—	—	—	—	—	—	—	92,660	253,448	170,311	90,971	607,390
2015	445,198	—	—	—	—	—	—	—	—	—	116,951	228,432	148,469	493,852
2016	456,426	—	—	—	—	—	—	—	—	—	—	138,723	199,942	338,665
2017	377,203	—	—	—	—	—	—	—	—	—	—	—	60,165	60,165
Subtotal	3,618,721	861,003	235,150	269,881	281,632	342,755	429,069	542,875	656,508	752,995	844,768	837,196	656,682	6,710,514
Americas-Insolvency
1996-2006	54,396	34,138	24,166	14,822	8,212	4,518	2,141	1,023	678	437	302	193	113	90,743
2007	78,524	—	2,850	27,972	25,630	22,829	16,093	7,551	1,206	714	500	270	148	105,763
2008	108,578	—	—	14,024	35,894	37,974	35,690	28,956	11,650	1,884	1,034	635	251	167,992
2009	155,996	—	—	—	16,635	81,780	102,780	107,888	95,725	53,945	5,781	2,531	1,284	468,349
2010	208,963	—	—	—	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	1,966	543,218
2011	180,479	—	—	—	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,135	366,211
2012	251,471	—	—	—	—	—	—	17,388	103,610	94,141	80,079	60,715	26,053	381,986
2013	227,999	—	—	—	—	—	—	—	52,528	82,596	81,679	63,386	37,763	317,952
2014	148,769	—	—	—	—	—	—	—	—	37,045	50,880	44,313	28,976	161,214
2015	63,223	—	—	—	—	—	—	—	—	—	3,395	17,892	15,106	36,393
2016	92,486	—	—	—	—	—	—	—	—	—	—	18,869	23,686	42,555
2017	236,201	—	—	—	—	—	—	—	—	—	—	—	24,931	24,931
Subtotal	1,807,085	34,138	27,016	56,818	86,371	186,587	276,421	354,205	469,866	458,451	344,214	249,808	163,412	2,707,307
Total Americas	5,425,806	895,141	262,166	326,699	368,003	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	820,094	9,417,821
Europe-Core
2012	20,451	—	—	—	—	—	—	11,604	8,995	5,641	3,175	2,198	1,501	33,114
2013	20,365	—	—	—	—	—	—	—	7,068	8,540	2,347	1,326	911	20,192
2014	797,808	—	—	—	—	—	—	—	—	153,180	291,980	246,365	165,299	856,824
2015	423,412	—	—	—	—	—	—	—	—	—	45,760	100,263	64,096	210,119
2016	348,867	—	—	—	—	—	—	—	—	—	—	40,368	58,373	98,741
2017	97,295	—	—	—	—	—	—	—	—	—	—	—	9,703	9,703
Subtotal	1,708,198	—	—	—	—	—	—	11,604	16,063	167,361	343,262	390,520	299,883	1,228,693
Europe-Insolvency
2014	10,876	—	—	—	—	—	—	—	—	5	4,297	3,921	2,464	10,687
2015	19,418	—	—	—	—	—	—	—	—	—	2,954	4,366	3,875	11,195
2016	42,222	—	—	—	—	—	—	—	—	—	—	6,175	9,669	15,844
2017	21,402	—	—	—	—	—	—	—	—	—	—	—	354	354
Subtotal	93,918	—	—	—	—	—	—	—	—	5	7,251	14,462	16,362	38,080
Total Europe	1,802,116	—	—	—	—	—	—	11,604	16,063	167,366	350,513	404,982	316,245	1,266,773
Total PRA Group	$7,227,922	$895,141	$262,166	$326,699	$368,003	$529,342	$705,490	$908,684	$1,142,437	$1,378,812	$1,539,495	$1,491,986	$1,136,339	$10,684,594

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

Investor Contact:
Darby Schoenfeld
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Marketing
(757) 431-7950
Nancy.Porter@PRAGroup.com